James Greenwell Appointed Chief Operating Officer of MusclePharm

Board Extends Contract of Chief Executive Officer Brad Pyatt and Executive Vice President of

Brand and Social Media Cory Gregory through 2018

Denver, CO – May 14, 2014 – MusclePharm Corporation (OTCQB: MSLP), a scientifically driven, performance-lifestyle sports nutrition company, today announced the appointment of James J. Greenwell as Chief Operating Officer and the extension of contracts with MusclePharm Co-Founders, Brad Pyatt, Chairman and Chief Executive Officer, and Cory Gregory, Executive Vice President of Brand and Social Media, through 2018.

Concurrent with Greenwell’s appointment, he has resigned his position as an independent member of MusclePharm’s Board of Directors. Richard Estalella, the former Chief Operating Officer, will continue in his position as President of the Company.

“James has a very strong operational background, coming from one of the largest material handling companies in the United States. As a former MusclePharm board member, he has an excellent understanding of our strategic growth initiatives, which further enhances the bench strength of the Company’s executive management team,” said Pyatt.

“I am very excited to join the MusclePharm team, as the Company makes it mark on the nutrition industry,” Greenwell said. “I look forward to helping further the Company’s impressive growth and mission to fuel the engine of sports for all ages and genders.”

Following is biographical information on Greenwell:

James J. Greenwell

Greenwell has served as a director on MusclePharm’s board since October 2012 and has more than 25 years of management experience. He has served as Vice President, Voice Products for Intelligrated, Chairman and CEO of the Datria Systems and Senior Vice President, Sales and Marketing for DecisionOne. Previously, he served as a technology executive in a number of private and public companies. Greenwell earned a B.S. from the College of Business at Michigan State University and an MBA degree from Saint Mary’s College of California.

About MusclePharm

MusclePharm® is a scientifically driven, performance-lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss®, are marketed and sold in more than 110 countries and available in over 35,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit www.musclepharm.com.

Follow the company at http://www.facebook.com/MusclePharm and www.Twitter.com/MusclePharm

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof

Contacts:

Matt Sheldon/Evan Pondel
PondelWilkinson Inc.

(310) 279-5980

investors@musclepharm.com

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